Exhibit 99.1

NEWS RELEASE

Investor Contact:
James Perry, Treasurer
Trinity Industries, Inc.
214/589-8412

FOR IMMEDIATE RELEASE

Trinity Industries Reports Record Quarterly Revenues

DALLAS – March 1, 2006 – Trinity Industries, Inc. (NYSE:TRN) today reported financial results for the three months and year ended December 31, 2005. Revenues for the three months ended December 31, 2005 increased 25 percent to $781.3 million compared to revenues of $627.3 million for the same period in 2004. Revenues for the full year 2005 were up 32 percent, increasing to $2,902.0 million from $2,198.1 million in 2004. The fourth quarter revenues were the highest quarterly revenues in the Company’s history.

For the quarter ended December 31, 2005, the Company reported earnings of $25.4 million, or $0.49 per common diluted share, compared with a net loss of $3.0 million or $0.08 per common diluted share for the same quarter of 2004. The fourth quarter of 2004 included steel and material cost increases that negatively impacted earnings by an estimated $17 million, the equivalent of $11 million after taxes or 24 cents per share. The fourth quarter of 2005 included a pre-tax non-cash charge of $14.2 million, or $0.18 per common diluted share, for an impairment charge of long-lived assets associated with our European Rail operations. Excluding this charge, diluted earnings per common share were $0.67.

For the year ended December 31, 2005, the Company reported earnings of $86.3 million, or $1.69 per common diluted share, compared with a net loss of $9.3 million, or $0.27 loss per common diluted share, for the full year 2004. The year ended December 31, 2004 included pre-tax charges for steel and related material cost increases totaling $57 million, or 80 cents per share. Excluding the fourth quarter impairment charge associated with fixed assets in our European Rail operations, 2005 earnings were $1.87 per common diluted share.

“I am very pleased with our fourth quarter and full year results,” said Timothy R. Wallace, Trinity’s Chairman, President and CEO. “Our revenues have more than doubled during the last two years and our margins have recovered.”

“Railcar shipments in North America totaled 5,918 units during the fourth quarter and 22,934 for the full year, the highest total since 1999,” Wallace said. “In addition, Trinity made a significant investment in its railcar leasing business during 2005, adding more than 5,250 new railcars to its lease fleet, which brings the total number of cars in our lease fleet to over 24,875 at year-end. These fleet additions will help to provide steady revenue, strong cash flows and profitability for the next several years in this area of our business. Overall, the momentum we experienced during 2005 is being carried forward in 2006 into all of our North American businesses. Demand drivers are positive, order levels remain strong and we are excited about the opportunities presented by this upbeat market environment.”

Trinity Industries, Inc., with headquarters in Dallas, Texas, is one of the nation’s leading diversified industrial companies. Trinity reports five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. Trinity’s web site may be accessed at http://www.trin.net.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience of our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward looking statements, see “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year.

- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Income Statement
(in millions, except per share amounts)

	Three Months Ended December 31,
	2005	2004
Revenues	$781.3	$627.3
Operating profit	$50.1	$2.5
Other expense	8.4	8.3

Income (loss) before income taxes	41.7	(5.8)
Provision (benefit) for income taxes	16.3	(2.8)

Net income (loss)	25.4	(3.0)
Dividends on Series B preferred stock	(0.8)	(0.8)

Net income (loss) applicable to common shareholders	$24.6	$(3.8)

Net income (loss) applicable to common shareholders per common share:
Basic	$0.51	$(0.08)

Diluted	$0.49	$(0.08)

Weighted average number of shares outstanding:
Basic	48.0	46.7
Diluted	52.0	46.7

Trinity Industries, Inc.
Condensed Consolidated Income Statement
(in millions, except per share amounts)

	Year Ended December 31,
	2005	2004
Revenues	$2,902.0	$2,198.1
Operating profit	$170.4	$14.1
Other expense	26.8	29.2

Income (loss) before income taxes	143.6	(15.1)
Provision (benefit) for income taxes	57.3	(5.8)

Net income (loss)	86.3	(9.3)
Dividends on Series B preferred stock	(3.2)	(3.1)

Net income (loss) applicable to common shareholders	$83.1	$(12.4)

Net income (loss) applicable to common shareholders per common share:
Basic	$1.76	$(0.27)

Diluted	$1.69	$(0.27)

Weighted average number of shares outstanding:
Basic	47.3	46.5
Diluted	51.1	46.5

Trinity Industries, Inc.
Condensed Segment Data
(in millions)

	Three Months Ended
	December 31,
Revenues:	2005	2004
Rail Group	$531.9	$406.2
Construction Products Group	169.4	133.5
Inland Barge Group	81.7	56.8
Energy Equipment Group	75.4	50.7
Railcar Leasing and Management Services Group	58.6	37.7
All Other	12.0	8.8
Eliminations	(147.7)	(66.4)

Total Revenues	$781.3	$627.3

Operating profit (loss):	Three Months Ended
	December 31,
	2005	2004
Rail Group	$31.7	$(1.3)
Construction Products Group	12.8	5.4
Inland Barge Group	9.0	(2.0)
Energy Equipment Group	10.4	6.1
Railcar Leasing and Management Services Group	16.3	10.1
All Other	—	(1.5)
Corporate	(9.6)	(8.8)
Eliminations	(20.5)	(5.5)

Consolidated	$50.1	$2.5

Trinity Industries, Inc.
Condensed Segment Data
(in millions)

	Year Ended December 31,
Revenues:	2005	2004
Rail Group	$1,953.5	$1,255.9
Construction Products Group	675.3	578.1
Inland Barge Group	240.7	210.4
Energy Equipment Group	236.6	154.0
Railcar Leasing and Management Services Group	203.7	181.0
All Other	43.4	32.9
Eliminations	(451.2)	(214.2)

Total Revenues	$2,902.0	$2,198.1

Operating profit (loss):	Year Ended December 31,
	2005	2004
Rail Group	$93.7	$(18.5)
Construction Products Group	63.7	40.4
Inland Barge Group	15.7	(14.8)
Energy Equipment Group	31.2	14.5
Railcar Leasing and Management Services Group	55.8	42.0
All Other	(4.3)	(2.7)
Corporate	(35.0)	(32.6)
Eliminations	(50.4)	(14.2)

Consolidated	$170.4	$14.1

Trinity Industries, Inc.
Condensed Consolidated Balance Sheet
(in millions)

	December 31,	December 31,
	2005	2004
Cash and equivalents	$150.9	$182.3
Accounts receivable	250.1	214.2
Inventories	444.2	402.3
Net property, plant and equipment, at cost (1)	1,121.1	810.9
Other assets	620.2	600.5

	$2,586.5	$2,210.2

Accounts payable and accrued liabilities	$629.9	$511.7
Debt (2)	689.0	518.0
Deferred income	45.2	47.2
Other liabilities	49.3	62.2
Series B preferred stock	58.7	58.2
Stockholders’ equity	1,114.4	1,012.9

	$2,586.5	$2,210.2

(1) Property, Plant and Equipment

Corporate/Manufacturing:
Property, plant and equipment	$861.2	$885.2
Accumulated depreciation	(592.5)	(589.6)

	268.7	295.6

Leasing:
Equipment on lease	998.3	635.7
Accumulated depreciation	(145.9)	(120.4)

	852.4	515.3

	$1,121.1	$810.9

(2) Debt
Corporate/Manufacturing — Recourse
Revolving commitment	$—	$—
Senior notes	300.0	300.0
Other	2.6	5.3

	302.6	305.3

Leasing – Recourse
Equipment trust certificates	130.1	170.0

	130.1	170.0

Leasing – Non-recourse
Warehouse facility	256.3	42.7

	256.3	42.7

	$689.0	$518.0

Trinity Industries, Inc.
Reconciliation of EBITDA
(in millions)

“EBITDA” is defined as net income (loss) plus income taxes, interest expense, and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of operations data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of our operating performance, or as an alternative to operating cash flows as a measure of liquidity. We have reported EBITDA because we regularly review EBITDA as a measure of our ability to incur and service debt. In addition, we believe our debt holders utilize and analyze our EBITDA for similar purposes. We also believe EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented in this press release may not always be comparable to similarly titled measures by other companies due to differences in the components of the calculation.

	Three Months Ended December 31,
	2005	2004
Net income (loss)	$25.4	$(3.0)
Add:
Provision (benefit) for income taxes	16.3	(2.8)
Depreciation and amortization expense	37.1	20.7
Interest expense	10.3	10.7

Earnings before income taxes, depreciation and amortization	$89.1	$25.6

	Year Ended December 31,
	2005	2004
Net income (loss)	$86.3	$(9.3)
Add:
Provision (benefit) for income taxes	57.3	(5.8)
Depreciation and amortization expense	105.4	87.2
Interest expense	42.2	42.8

Earnings before income taxes, depreciation and amortization	$291.2	$114.9

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